Filed pursuant to Rule 424 (b) (3)

Registration No. 333-116461

313,250 Shares

of

Chesapeake Energy Corporation

4.125% Cumulative Convertible Preferred Stock

(Liquidation Preference $1,000 per share)

and

Common Stock,

(Par Value $.01 per share)

PROSPECTUS SUPPLEMENT NO. 6

DATED MAY 13, 2005

TO PROSPECTUS DATED JULY 8, 2004

The selling securityholders table on pages 36 through 38 of the prospectus is amended by this supplement no. 6 to read as follows.

	Number of Shares of Preferred Stock Beneficially Owned Prior to the Offering	Number of Shares of Preferred Stock Being Offered Hereby	Number of Shares of Preferred Stock to be Owned After Completion of the Offering	Number of Shares of Common Stock Beneficially Owned Prior to the Offering*	Number of Shares of Common Stock Being Offered Hereby*	Number of Shares of Common Stock to be Owned After Completion of the Offering

Alexian Brother Medical Center	350	350	0	21,019	21,019	0
Aloha Airlines Non-Pilots Pension Trust	215	215	0	12,912	12,912	0
Aloha Pilots Retirement Trust	110	110	0	6,606	6,606	0
American Medical Association	75	75	0	4,504	4,504	0
Arch Reinsurance Ltd.	350	350	0	21,019	21,019	0
Argent LowLev Convertible Arbitrage Fund LLC	780	780	0	46,843	46,843	0
Argent Classic Convertible Arbitrage Fund (Bermuda) Ltd.	3,110	3,110	0	186,773	186,773	0
Argent Classic Convertible Arbitrage Fund II, L.P.	100	100	0	6,006	6,006	0
Argent Classic Convertible Arbitrage Fund L.P.	570	570	0	34,232	34,232	0
Argent LowLev Convertible Arbitrage Fund II, L.L.C.	120	120	0	7,207	7,207	0
Argent LowLev Convertible Arbitrage Fund Ltd.	4,215	4,215	0	253,134	253,134	0
Arkansas PERS	1,825	1,825	0	109,601	109,601	0
Associated Electric & Gas Insurance Services Limited	120	120	0	7,207	7,207	0
AstraZeneca Holdings Pension	550	550	0	33,031	33,031	0
Aubrey K. McClendon (1)	10,000	10,000	0	18,022,015	600,555	17,421,460
Aviator Fund Management	7,250	7,250	0	435,402	435,402	0

Aviator Master Fund, Ltd.	8,250	8,250	0	495,458	495,458	0
Banc of America Securities LLC	3,000	3,000	0	1,346,867	180,167	1,166,700
Bancroft Convertible Fund, Inc. (2)	1,000	1,000	0	84,358	60,056	24,303
Barclays Global Investors Equity Hedge Fund II	78	78	0	4,684	4,684	0
Bill & Melinda Gates Foundation	405	405	0	24,322	24,322	0
Boilermakers Blacksmith Pension Trust	2,950	2,950	0	177,164	177,164	0
C & H Sugar Company Inc.	260	260	0	15,614	15,614	0
Chrysler Corporation Master Retirement Trust	5,000	5,000	0	300,278	300,278	0
CIGNA – Connecticut General Life Insurance Company	145	145	0	8,708	8,708	0
CIGNA - Connecticut Life Insurance Company of North America	95	95	0	5,705	5,705	0
CitiGroup Global Markets Ltd	21,000	21,000	0	1,261,166	1,261,166	0
Class C Trading Ltd.	370	370	0	22,221	22,221	0
Convertible Securities Fund (2)	50	50	0	10,544	3,003	0
Credit Suisse First Boston Europe Limited	90	90	0	5,405	5,405	0
Custom Investments PCC, Ltd.	90	90	0	5,405	5,405	0
DBAG London	16,473	16,473	0	989,294	989,294	0
Delaware PERS	1,050	1,050	0	63,058	63,058	0
Delta Air Lines Master Trust - CV	1,700	1,700	0	102,094	102,094	0
Delta Airlines Master Trust	630	630	0	37,835	37,835	0
Delta Pilots Disability & Survivorship Trust - CV	800	800	0	48,044	48,044	0
Dreyfus Premier High Income Fund	1,000	1,000	0	60,056	60,056	0
Duke Endowment	650	650	0	39,036	39,036	0
Ellsworth Convertible Growth and Income Fund, Inc. (2)	1,000	1,000	0	120,812	60,056	60,756
F.M. Kirby Foundation, Inc.	1,400	1,400	0	84,078	84,078	0
FTIF Franklin Income Fund	5,000	5,000	0	300,278	300,278	0
FTVIPT Franklin Income Securities Fund	5,000	5,000	0	300,278	300,278	0
GMAM Investment Funds Trust	840	840	0	50,447	50,447	0
Goldman Sachs & Co. (2)	3,000	3,000	0	1,716,018	180,167	1,535,851
Hawaiian Airlines Employees Pension Plan-IAM	65	65	0	3,904	3,904	0
Hawaiian Airlines Pilots Retirement Plan	200	200	0	12,011	12,011	0
Hawaiian Airlines Pilots Retirement Plan for Salaried Employees	10	10	0	601	601	0
HFR CA Global Select Master Trust Account	150	150	0	9,008	9,008	0
Honeywell International Inc. Master Retirement Trust	405	405	0	24,322	24,322	0
Horace Mann Insurance Company	95	95	0	5,705	5,705	0
Horace Mann Life Insurance Company	145	145	0	8,708	8,708	0
Horizon Healthcare Services, Inc.	120	120	0	7,207	7,207	0
Houston Police Officers Pension System	220	220	0	13,212	13,212	0
ICI American Holdings Trust	400	400	0	24,022	24,022	0
International Truck & Engine Corporation Non-Contributory Retirement Plan Trust	700	700	0	42,039	42,039	0
International Truck & Engine Corporation Retiree Health Benefit Trust	300	300	0	18,017	18,017	0
International Truck & Engine Corporation Retirement Plan for Salaried Employees Trust	500	500	0	30,028	30,028	0
JMG Capital Partners, L.P. (2)	6,187	6,187	0	939,027	371,563	567,463
JMG Triton Offshore Fund, Ltd. (2)	10,313	10,313	0	1,254,863	619,352	635,510
KBC Convertible MAC28 Ltd	800	800	0	48,044	48,044	0
KBC Convertible Opportunities Fund	4,400	4,400	0	264,244	264,244	0
KBC Multi-Strategy Arbitrage Fund (2)	3,400	3,400	0	1,296,475	204,189	1,092,287
Lehman Brothers Inc. (2)	13,005	13,005	0	1,348,082	781,022	567,060
Lyxor Master Fund	740	740	0	44,441	44,441	0
Melody AIM Ltd	400	400	0	24,022	24,022	0
Microsoft Corporation	1,600	1,600	0	96,089	96,089	0
Morgan Stanley & Co. Incorporated	1,637	1,637	0	4,501,840	98,311	4,403,529
Motion Picture Industry Health Plan - Active Member Fund	140	140	0	8,408	8,408	0
Motion Picture Industry Health Plan - Retiree Member Fund	110	110	0	6,606	6,606	0
Nabors Industries, Ltd.	10,000	10,000	0	600,555	600,555	0

Nations Convertible Securities Fund (2)	10,000	10,000	0	988,665	600,555	388,110
New York City Employees’ Retirement System	405	405	0	24,322	24,322	0
New York City Police Pension Fund	120	120	0	7,207	7,207	0
Nuveen Preferred & Convertible Fund JQC	8,955	8,955	0	537,797	537,797	0
Nuveen Preferred & Convertible Income Fund JPC	6,725	6,725	0	403,873	403,873	0
Oak Hill Contingent Capital Fund Ltd.	2,000	2,000	0	120,111	120,111	0
OCLC Online Computer Library Center	55	55	0	3,303	3,303	0
OCM Convertible Trust	3,300	3,300	0	198,183	198,183	0
OCM Global Convertible Securities Fund	100	100	0	6,006	6,006	0
Oppenheimer Convertible Securities Fund	5,000	5,000	0	300,278	300,278	0
Partner Reinsurance Company of the U.S.	1,000	1,000	0	60,056	60,056	0
Pension Reserves Investment Trust	500	500	0	30,028	30,028	0
Prudential Insurance Co of America	100	100	0	6,006	6,006	0
Qwest Occupational Health Trust	200	200	0	12,011	12,011	0
RBC Alternative Assets - Convertible Arbitrage (2)	300	300	0	30,169	18,017	12,152
Relay 3 Asset Holding Co. Limited	39	39	0	2,342	2,342	0
Scorpion Offshore Investment Fund, Ltd.	338	338	0	20,299	20,299	0
Silver Convertible Arbitrage Fund, LDC	360	360	0	21,620	21,620	0
SP Holdings Ltd.	84	84	0	5,045	5,045	0
Standard Global Equity Partners II, L.P.	57	57	0	3,423	3,423	0
Standard Global Equity Partners, L.P.	1,261	1,261	0	75,730	75,730	0
Standard Global Equity Partners, SA, L.P.	601	601	0	36,093	36,093	0
Standard Pacific Capital Offshore Fund, Ltd.	4,915	4,915	0	295,173	295,173	0
Standard Pacific MAC 16 Ltd.	250	250	0	15,014	15,014	0
State Employees’ Retirement Fund of the State of Delaware	2,000	2,000	0	120,111	120,111	0
State of Oregon/Equity	5,515	5,515	0	331,206	331,206	0
State of Oregon/SAIF Corporation	5,215	5,215	0	313,189	313,189	0
Syngenta AG	300	300	0	18,017	18,017	0
TCW Group, Inc.	9,680	9,680	0	581,337	581,337	0
Teachers’ Retirement System For the City of New York	400	400	0	24,022	24,022	0
Texas County District & Retirement System	1,550	1,550	0	93,086	93,086	0
The Northwestern Mutual Life Insurance Company General Account (2)	8,000	8,000	0	1,222,389	480,444	741,945
The Northwestern Mutual Life Insurance Company Group Annuity Separate Account	500	500	0	30,028	30,028	0
The Public Employees System of Ohio	400	400	0	24,022	24,022	0
The St. Paul Travelers Companies, Inc. - Commercial Lines	1,100	1,100	0	66,061	66,061	0
The St. Paul Travelers Companies, Inc. - Personal Lines	700	700	0	42,039	42,039	0
Tom L. Ward (3)	10,000	10,000	0	19,532,354	600,555	18,931,799
Univest Multi-Strategy - Convertible Arbitrage (2)	225	225	0	23,233	13,512	9,721
UnumProvident Corporation	500	500	0	30,028	30,028	0
US Bank FBO Benedictine Health Systems	360	360	0	21,620	21,620	0
Value Line Convertible Fund, Inc.	250	250	0	15,014	15,014	0
Vanguard Convertible Securities Fund, Inc.	15,200	15,200	0	912,844	912,844	0
WPG Convertible Arbitrage Overseas Master Fund (2)	475	475	0	116,015	28,526	87,489
Xavex Convertible Arbitrage 10 Fund	220	220	0	13,212	13,212	0
Xavex Convertible Arbitrage 2 Fund	230	230	0	13,813	13,813	0

* Includes common stock issuable upon conversion of Chesapeake’s 4.125% Cumulative Convertible Preferred Stock at conversion rate of 60.0555 shares of common stock per share.

(1)             Mr. McClendon is our Chief Executive Officer. The number of shares of Common Stock indicated to be beneficially owned by him prior to and after completion of the offering includes 3,366,380 shares underlying stock options exercisable within 60 days of the date hereof and 304,810 shares underlying convertible securities. The number of shares of Common Stock indicated to be beneficially owned by him after completion of the offering represents approximately 5.46% of the total outstanding shares of common stock as of April 29, 2005.

(2)             The number of shares of Common Stock indicated to be beneficially owned after completion of the offering includes shares issuable within 60 days of the date hereof upon conversion of convertible securities.

(3)             Mr. Ward is our Chief Operating Officer. The number of shares of Common Stock indicated to be beneficially owned by him prior to and after completion of the offering includes 6,291,898 shares underlying stock options exercisable within 60 days of the date hereof and 304,810 shares underlying convertible securities. The number of shares of Common Stock indicated to be beneficially owned by him after completion of the offering represents approximately 5.88% of the total outstanding shares of common stock as of April 29, 2005.